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                                                                    Exhibit 23.4


                    CONSENT OF ROYCE INVESTMENT GROUP, INC.

         We hereby consent to the references to our opinion, dated November 2, 1999, with respect to the Stock Purchase Agreement pursuant to which IAT Multimedia, Inc. will acquire the common stock of Petrini, S.p.A., and to our firm in the Registration Statement on Form S-4 of IAT Multimedia, Inc. We also consent to the inclusion of the foregoing opinion as an annex to the proxy statement/prospectus contained in such Registration Statement.


                         ROYCE INVESTMENT GROUP, INC.


                         /s/ Anthony J. Sarkis,
                         -----------------------------------------------------
                         Anthony J. Sarkis, Vice President/Corporate Finance